UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2019

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street	Portland	ME	04101
Address of principal executive offices			Zip Code

Registrant's telephone number, including area code	207	773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act . ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2019, the Board of Directors of WEX Inc. (the “Board” and “Company,” respectively) voted to elect Stephen Smith as a Class III Director, to serve until the 2020 Annual Meeting of Stockholders. The Company has not determined which committees Mr. Smith will serve on as of this date and will disclose that information once committee assignments have been determined.

The Board has determined that Mr. Smith is an independent director under applicable NYSE requirements and the Company’s Corporate Governance Guidelines.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was selected to become a member of the Board. There are no related person transactions (as defined in Item 404(a) of Regulation S-K) between Mr. Smith and the Company or any subsidiary of the Company.

Mr. Smith will receive compensation for his service as a non-employee director as described in the Company’s Non-Employee Director Compensation Plan, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 10-Q filed with the SEC on November 8, 2017 (the “Director Plan”), and is incorporated herein by reference. In addition, as part of Mr. Smith’s non-employee director compensation, Mr. Smith will be granted a number of restricted stock units (“RSUs”) worth the equivalent of $100,000 at the then-current stock price on the date of the 2020 annual meeting of stockholders. Such RSUs will vest in full on the first anniversary of the date of the grant. Mr. Smith will enter into the Company’s standard form of director indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2009, and is incorporated herein by reference.

Mr. Smith assumed a seat on the Company’s Board on September 12, 2019. Upon his election to the board, Mr. Smith was also serving on the board of directors of L.L. Bean, a privately-held retail company, and the Appalachian Mountain Club, a not-for-profit environmental conservation and recreation corporation. Since January 2016, Mr. Smith has served as the President and Chief Executive Officer of L.L. Bean. From July 2011 to November 2015, Mr. Smith held various positions at subsidiaries of Walmart, a multinational retail corporation. From April 2015 to November 2015, Mr. Smith was in charge of marketing and merchandising for Shanghai-based Yihaodian, a Walmart e-commerce business. From May 2012 to January 2015, Mr. Smith was the Chief Customer Officer of Asda, a Walmart-owned food, fashion and general merchandise business in the United Kingdom. Prior to Walmart, from 2003 to 2011, Mr. Smith held various leadership positions at Delhaize Group subsidiaries, a Belgium-based food retailer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	September 18, 2019	By:	/s/ Roberto Simon
Roberto Simon
Chief Financial Officer (principal financial officer and principal accounting officer)